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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 15, 2004 relating to the consolidated financial statements of Madison Bancshares, Inc., which appears in Madison Bancshares, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Information of Madison BancShares" in such Registration Statement.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
June 16, 2004